QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 2

TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
DURING THE PAST SIXTY DAYS

Trade Date	By	For the Account of	Quantity	Price per Share	Type of Trade	Broker*
7/25/2002	Partners	BVF	1,000	$1.4575	Purchase	INET
7/26/2002	Partners	BVF	700	$1.4349	Purchase	INET
8/29/2002	Partners	BVF	100	$1.3800	Purchase	INET
8/30/2002	Partners	BVF	30,000	$1.3984	Purchase	INET
9/3/2002	Partners	BVF	34,700	$1.2500	Purchase	SMHI
9/9/2002	Partners	BVF	10,900	$1.3283	Purchase	INET
9/12/2002	Partners	BVF	45,000	$1.3300	Purchase	CIBC
7/25/2002	Partners	BVF2	1,000	$1.4575	Purchase	INET
7/26/2002	Partners	BVF2	1,000	$1.4349	Purchase	INET
8/30/2002	Partners	BVF2	15,000	$1.3984	Purchase	INET
9/3/2002	Partners	BVF2	24,000	$1.2500	Purchase	SMHI
9/9/2002	Partners	BVF2	7,000	$1.3283	Purchase	INET
9/12/2002	Partners	BVF2	30,000	$1.3300	Purchase	CIBC
7/25/2002	Partners	Investments	2,000	$1.4575	Purchase	INET
7/26/2002	Partners	Investments	2,000	$1.4349	Purchase	INET
8/29/2002	Partners	Investments	1,000	$1.3800	Purchase	INET
8/30/2002	Partners	Investments	50,400	$1.3984	Purchase	INET
9/3/2002	Partners	Investments	54,000	$1.2500	Purchase	SMHI
9/9/2002	Partners	Investments	16,000	$1.3283	Purchase	INET
9/12/2002	Partners	Investments	69,000	$1.3300	Purchase	CIBC
9/3/2002	Partners	ILL10	5,000	$1.2500	Purchase	SMHI
9/9/2002	Partners	ILL10	1,000	$1.3283	Purchase	INET
9/12/2002	Partners	ILL10	6,000	$1.3300	Purchase	CIBC

*Broker Codes

CIBC	—	CIBC Oppenheimer
INET	—	Instinet
SMHI	—	Sanders Morris Harris

QuickLinks

  EXHIBIT 2
TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS DURING THE PAST SIXTY DAYS